                                                                     EXHIBIT 4.1


                            STOCKWALK.COM GROUP, INC.


                       __% CONVERTIBLE SUBORDINATED NOTES








                                    INDENTURE




                            Dated as of July __, 2000









                               FIRSTAR BANK, N.A.


                                     Trustee


                                 EXHIBIT 4.1-1


                                TABLE OF CONTENTS

                                                                                            Page

ARTICLE 1    DEFINITIONS AND INCORPORATION BY REFERENCE.......................................1

     Section 1.01.  Definitions...............................................................1
     Section 1.02.  Other Definitions.........................................................7
     Section 1.03.  Incorporation by Reference of Trust Indenture Act.........................7
     Section 1.04.  Rules of Construction.....................................................7

ARTICLE 2    THE NOTES........................................................................8

     Section 2.01.  Form, Dating, Date and Denomination of Notes, Payments of Interest........8
     Section 2.02.  Execution and Authentication..............................................9
     Section 2.03.  Registrar and Paying Agent...............................................10
     Section 2.04.  Paying Agent to Hold Money in Trust......................................10
     Section 2.05.  Holder Lists.............................................................10
     Section 2.06.  Transfer and Exchange....................................................11
     Section 2.07.  Replacement Notes........................................................14
     Section 2.08.  Outstanding Notes........................................................15
     Section 2.09.  Treasury Notes...........................................................15
     Section 2.10.  Temporary Notes..........................................................15
     Section 2.11.  Cancellation.............................................................15
     Section 2.12.  Defaulted Interest.......................................................16
     Section 2.13.  Deposit of Funds.........................................................16

ARTICLE 3    REDEMPTION AND PREPAYMENT.......................................................16

     Section 3.01.  Notices to Trustee.......................................................16
     Section 3.02.  Selection of Notes to Be Redeemed........................................16
     Section 3.03.  Notice of Redemption.....................................................17
     Section 3.04.  Effect of Notice of Redemption...........................................18
     Section 3.05.  Deposit of Redemption Price..............................................18
     Section 3.06.  Notes Redeemed in Part...................................................18
     Section 3.07.  Optional Redemption......................................................18
     Section 3.08.  Mandatory Redemption.....................................................19

                                  EXHIBIT 4.1-i




ARTICLE 4    COVENANTS.......................................................................19

     Section 4.01.  Payment of Notes.........................................................19
     Section 4.02.  Maintenance of Office or Agency..........................................19
     Section 4.03.  Reports..................................................................20
     Section 4.04.  Compliance Certificate...................................................20
     Section 4.05.  Taxes....................................................................21
     Section 4.06.  Stay, Extension and Usury Laws...........................................21
     Section 4.07.  Corporate Existence......................................................22
     Section 4.08.  Offer to Repurchase Upon Change of Control...............................22

ARTICLE 5    SUCCESSORS......................................................................23

     Section 5.01.  Merger, Consolidation, or Sale of Assets.................................23
     Section 5.02.  Successor Corporation Substituted........................................24

ARTICLE 6    DEFAULTS AND REMEDIES...........................................................24

     Section 6.01.  Events of Default........................................................24
     Section 6.02.  Acceleration.............................................................26
     Section 6.03.  Other Remedies...........................................................26
     Section 6.04.  Waiver of Past Defaults..................................................26
     Section 6.05.  Control by Majority......................................................27
     Section 6.06.  Limitation on Suits......................................................27
     Section 6.07.  Rights of Holders of Notes to Receive Payment............................27
     Section 6.08.  Proceedings by Trustee...................................................28
     Section 6.09.  Trustee May File Proofs of Claim.........................................28
     Section 6.10.  Priorities...............................................................28
     Section 6.11.  Undertaking for Costs....................................................29

ARTICLE 7    TRUSTEE.........................................................................29

     Section 7.01.  Duties of Trustee........................................................29
     Section 7.02.  Rights of Trustee........................................................30
     Section 7.03.  Individual Rights of Trustee.............................................31
     Section 7.04.  Trustee's Disclaimer.....................................................31
     Section 7.05.  Notice of Defaults.......................................................31
     Section 7.06.  Reports by Trustee to Holders of the Notes...............................31

                                 EXHIBIT 4.1-ii



     Section 7.07.     Compensation and Indemnity............................................32
     Section 7.08.     Replacement of Trustee................................................33
     Section 7.09.     Successor Trustee by Merger, etc......................................34
     Section 7.10.     Eligibility; Disqualification.........................................34
     Section 7.11.     Preferential Collection of Claims Against Company.....................34

ARTICLE 8    SATISFACTION AND DISCHARGE......................................................34

     Section 8.01.     Satisfaction and Discharge of Indenture...............................34
     Section 8.02.     Repayment to the Company..............................................35

ARTICLE 9    AMENDMENT, SUPPLEMENT AND WAIVER................................................35

     Section 9.01.     Without Consent of Holders of Notes...................................35
     Section 9.02.     With Consent of Holders of Notes......................................36
     Section 9.03.     Compliance with Trust Indenture Act...................................37
     Section 9.04.     Revocation and Effect of Consents.....................................38
     Section 9.05.     Notation on or Exchange of Notes......................................38
     Section 9.06.     Trustee to Sign Amendments, etc.......................................38

ARTICLE 10   SUBORDINATION...................................................................38

     Section 10.01     Notes Subordinate To Senior Debt......................................38
     Section 10.02     No Payments in Certain Circumstances; Payment Over of Proceeds
                       Upon Dissolution, Etc.................................................39
     Section 10.03     Trustee To Effectuate Subordination...................................41
     Section 10.04     No Waiver Of Subordination Provisions.................................41
     Section 10.05     Notice To Trustee.....................................................41
     Section 10.06     Reliance On Judicial Order Or Certificate Of Liquidating Agent........42
     Section 10.07     Trustee Not Fiduciary For Holders Of Senior Debt......................42
     Section 10.08     Reliance By Holders Of Senior Debt On Subordination Provisions........43
     Section 10.09     Right Of Trustee As Holder Of Senior Debt; Preservation Of
                       Trustee's Rights......................................................43
     Section 10.10     Article Applicable To Paying Agents...................................43
     Section 10.11     Certain Conversions And Repurchases Deemed Payment....................43

ARTICLE 11   CONVERSION OF NOTES.............................................................44

     Section 11.01.    Conversion Rights.....................................................44
     Section 11.02.    Exercise of Conversion Right..........................................44

                                 EXHIBIT 4.1-iii


     Section 11.03.    Fractional Interests..................................................46
     Section 11.04.    Conversion Price......................................................46
     Section 11.05.    Adjustment of Conversion Rate.........................................46
     Section 11.06.    Taxes on Conversion...................................................51
     Section 11.07.    Continuation of Conversion Privilege..................................51
     Section 11.08     Notice of Certain Events..............................................53
     Section 11.09.    Company to Provide Stock..............................................53
     Section 11.10.    Disclaimer of Responsibility for Certain Matters......................54
     Section 11.11     Return of Funds Deposited for Redemption of Converted Notes...........55

ARTICLE 12   MISCELLANEOUS...................................................................55

     Section 12.01.    Trust Indenture Act Controls..........................................55
     Section 12.02.    Notices...............................................................55
     Section 12.03.    Communication by Holders of Notes with Other Holders of Notes.........56
     Section 12.04.    Certificate and Opinion as to Conditions Precedent....................57
     Section 12.05.    Statements Required in Certificate or Opinion.........................57
     Section 12.06.    Rules by Trustee and Agents...........................................57
     Section 12.07.    No Personal Liability of Directors, Officers, Employees and
                       Stockholders..........................................................58
     Section 12.08.    Governing Law.........................................................58
     Section 12.09.    No Adverse Interpretation of Other Agreements.........................58
     Section 12.10.    Successors............................................................58
     Section 12.11.    Severability..........................................................58
     Section 12.12.    Counterpart Originals.................................................58
     Section 12.13.    Table of Contents, Headings, etc......................................59

                                 EXHIBIT 4.1-iv

EXHIBIT

Exhibit A    FORM OF NOTE





                                  EXHIBIT 4.1-v

         INDENTURE dated as of July __, 2000 between Stockwalk.com Group, Inc., a Minnesota corporation (the "Company"), and Firstar Bank, N.A., as trustee (the "Trustee").

         The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the __% Convertible Subordinated Notes due 2005 (the "Notes"):


                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.     Definitions.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Minneapolis, Minnesota or New York, New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.

         "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

                                 EXHIBIT 4.1-1

         "Cash Equivalents" means (i) Government Securities having maturities of not more than six months from the date of acquisition, (ii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services and in each case maturing within six months after the date of acquisition and (v) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) - (iv) of this definition.

         "Change of Control" means:

              (i) any Person's, other than the Company, any subsidiary of the Company, or any employee benefit plan of the Company or any such subsidiary, acquisition of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions (other than a merger or consolidation of the Company), of shares of Capital Stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of Capital Stock of the Company entitled to vote generally in elections of directors; or

             (ii) any consolidation or merger of the Company with or into any other Person, any merger of another Person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of the Company to another Person (other than (a) any such transaction (x) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock and (y) pursuant to which holders of Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after such transaction and (b) any merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity).

A Change of Control shall not be deemed to have occurred if the closing sale price per share of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the date of the Change of Control or the date of the public announcement of the Change of Control (in the case of a Change of Control under clause (i) above) or ending immediately before the Change of Control (in the case of a Change of Control under clause (ii) above) shall equal or exceed 105% of the Conversion Price of the Notes in effect on each such Trading Day.

     "Common Stock" means the common stock, par value $0.04 per share, of the Company.


                                 EXHIBIT 4.1-2

         "Company" means the issuer, and any and all successors thereto.

         "Conversion Price" shall have the meaning specified in Section 11.04.

         "Conversion Shares" shall have the meaning specified in Section 11.05.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Designated Senior Debt" means any particular Senior Debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such indebtedness shall be "Designated Senior Debt" for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt).

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

                                 EXHIBIT 4.1-3

         "Global Note Legend" means the legend set forth in Section 2.06(f), which is required to be placed on all Global Notes issued under this Indenture.

         "Global Notes" means, individually and collectively, each of the Global Notes, substantially in the form of Exhibit A hereto issued in accordance with
Section 2.01, 2.06(a) or 2.06(d) hereof.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any indebtedness.

         "Holder" means a Person in whose name a Note is registered.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Notes" has the meaning assigned to it in the preamble to this Indenture.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness.

         "Offer" has the meaning specified in Section 11.05(f).

         "Offering" means the offering of the Notes by the Company.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                                 EXHIBIT 4.1-4

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "Representative" means (a) the indenture trustee or other trustee, agent or representative for any Designated Senior Debt, or (b) with respect to Designated Senior Debt that does not have any such trustee, agent or other representative, (i) in the case of such Designated Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Designated Senior Debt, any holder or owner of such Designated Senior Debt acting with the consent of the required Persons necessary to bind such holders or owners of such Designated Senior Debt and (ii) in the case of all other such Designated Senior Debt, the holder or owner of such Designated Senior Debt.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

         "Senior Debt" means the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding) on, and all fees and other amounts payable in connection with, the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred or assumed: (a) all indebtedness of the Company evidenced by credit or loan agreements, notes, bonds, debentures, or other similar instruments, (b) all indebtedness of the Company for money borrowed, (c) all obligations of the Company as lessee under leases required to be capitalized on the balance sheet of the lessee under generally

                                 EXHIBIT 4.1-5
accepted accounting principles, (d) all obligations of the Company under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts, or similar agreements or arrangements including, without limitation, agreements and arrangements intended to protect the Company against fluctuations in interest or currency exchange rates, (e) all obligations of the Company with respect to letters of credit, bankers' acceptances and similar facilities issued for the account of the Company and all reimbursement obligations of the Company with respect to the foregoing, (f) all obligations of the Company issued or assumed as the deferred purchase price of any business, property, assets (including intangibles) or services (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business), (g) all obligations of the Company of the type referred to in clauses
(a) through (f) above of another Person, the payment of which, the Company has assumed or guaranteed, or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which is secured by a lien on property of the Company, and (h) deferrals, renewals, extensions, modifications, replacements, restatements and refundings of any such indebtedness or obligation described in clauses (a) through (g) of this paragraph; provided, however, that Senior Debt shall not include the Notes or any such indebtedness or obligation if the terms of such indebtedness or obligation (or the terms of the instrument under which, or pursuant to which it is issued) expressly provides that such indebtedness or obligation is not superior in right of payment to the Notes or that such indebtedness or obligation is pari passu with or junior to the Notes; provided, further, that Senior Debt shall not include trade payables, any indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than with proceeds of money borrowed) and any indebtedness or obligation owed by the Company to any direct or indirect Subsidiary.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

         "Stated Maturity," when used with respect to any Note, means July 15, 2005.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than a day on which securities are not traded on the Nasdaq National Market System or the American Stock Exchange.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                                 EXHIBIT 4.1-6

Section 1.02.   Other Definitions.


                                                                      Defined
                                                                        in
Term                                                                  Section
----                                                                  -------
"Authentication Order"..............................................   2.02
"Change of Control Offer"...........................................   4.08
"Current Market Price" .............................................  11.05(g)
"Event of Default"...............................................      6.01
"Interest Payment Date".............................................   2.01(a)
"Paying Agent"......................................................   2.03
"Payment Blockage Notice"...........................................  10.02
"Redemption Date"...................................................   3.07
"Registrar".........................................................   2.03
"Repurchase Date"...................................................   4.08
"Repurchase Price"..................................................   4.08

Section 1.03.   Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.   Rules of Construction.

         Unless the context otherwise requires:

         (a)    a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c)    "or" is not exclusive;

         (d) words in the singular include the plural, and in the plural include the singular; and

                                 EXHIBIT 4.1-7

         (e) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                    ARTICLE 2
                                    THE NOTES

Section 2.01.   Form, Date and Denomination of Notes, Payments of Interest.

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. Every Note shall bear interest from the applicable date in each case as specified on the form of Note attached as Exhibit A hereto. Interest on the Notes shall be paid in arrears on each January 15 and July 15, commencing January 15, 2001, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto and incorporated herein (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         (c) The Person in whose name any Note is registered at the close of business on any record date with respect to any Interest Payment Date (including any Note that is converted after the record date and on or before the Interest Payment Date) shall receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Note upon a transfer, exchange or conversion subsequent to the record date and on or prior to such Interest Payment Date, provided, that in the case of any Note, or portion thereof, called for redemption pursuant to

                                 EXHIBIT 4.1-8

Section 3.07 or repurchased in connection with a Change in Control on a Repurchase Date that is after a record date and prior to (but excluding) the next succeeding Interest Payment Date, interest shall not be paid to the Person in whose name the Note or portion thereof, is registered on the close of business on such record date and the Company shall have no obligation to pay interest on such Note or such portion except to the extent required to be paid upon redemption or repurchase of such Note or portion thereof pursuant to
Section 3.07 or 4.08 hereof. Notes converted after a record date and before the next succeeding Interest Payment Date are required to be accompanied by funds equal to the amount of interest payable on such succeeding Interest Payment Date on the principal amount of the Notes so converted. Interest may, at the option of the Company, be paid by check mailed to the address of such Person on the register provided that, with respect to any Holder of Notes with an aggregate principal amount equal to or in excess of $1,000,000 at the request of such Holder in writing to the Company at least five (5) days prior to the date set for payment of interest (who shall then furnish written notice to such effect to the Trustee), interest on such Holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instructions supplied by such holder to the Trustee and Paying Agent (if different from the Trustee). The term "record date" with respect to any Interest Payment Date shall mean the January 1 or July 1 preceding said January 15 or July 15, respectively.

         Section 2.02.  Execution and Authentication.

         One Officer shall sign and a second officer may attest the Notes for the Company by manual or facsimile signature. The Company's seal may be reproduced on the Notes and may be in facsimile form.

         In case any Officer who shall have signed or attested any of the Notes shall cease to be such Officer before the Notes so signed or attested shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed or attested such Notes had not ceased to be such Officer and any Note may be signed or attested on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be proper Officers, although at the date of the execution of this Indenture any such Person was not such an Officer.

           At any time and from time to time, after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with an Authentication Order (as defined below). A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication

                                 EXHIBIT 4.1-9
by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.  Registrar and Paying Agent.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04. Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).


                                 EXHIBIT 4.1-10

Section 2.06. Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Any Holder of a beneficial interest in a Global Note may exchange such beneficial interest for a Definitive Note in the event that there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an event of default with respect to the Notes. Upon the occurrence of any of the preceding events referred to above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes shall require compliance with either subparagraph (i) or
(ii) below, as applicable:

              (i)   Transfer of Beneficial Interests in the Same Global
          Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

              (ii)   All Other Transfers and Exchanges of Beneficial
          Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
          Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written


                                 EXHIBIT 4.1-11
          order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
          (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

         (c)  Transfer or Exchange of Beneficial Interests for Definitive
Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

         (e)  Transfer and Exchange of Definitive Notes for Definitive
Notes. Upon request by a Holder of Definitive Notes and such requesting Holder's presenting or surrendering to the Registrar of the Definitive Notes duly endorsed and accompanied by written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing, the Registrar shall register the transfer and exchange of Definitive Notes.

         (f) Legends. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(g) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN

                                 EXHIBIT 4.1-12

 WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF STOCKWALK.COM GROUP, INC."

         (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (h)   General Provisions Relating to Transfers and Exchanges.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

               (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.08 and 9.05 hereof).

               (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

               (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days


                                 EXHIBIT 4.1-13
         before the day of any selection of Notes for redemption under Section
         3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                   (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                 (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07.  Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.  Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                                 EXHIBIT 4.1-14

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.  Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10.  Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.  Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.  Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in

                                 EXHIBIT 4.1-15
writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

        2.13. Deposit of Funds. Prior to 10:00 a.m. New York City time on each Interest Payment Date and the maturity date, the Company shall deposit with the Paying Agent immediately available funds sufficient to make cash payments, if any, due on such Interest Payment Date or maturity date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or maturity date, as the case may be.

                                    ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth (i) the Redemption Date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price.

Section 3.02.  Selection of Notes to Be Redeemed.

         If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.




                                 EXHIBIT 4.1-16

Section  3.03.  Notice of Redemption.

         Subject to the provisions of Section 3.07 hereof, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes to be redeemed and shall state:

         (a)    the Redemption Date;

         (b)    the redemption price;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

         (d)    the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Notes called or redemption ceases to accrue on and after the Redemption Date;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the Redemption Date unless a shorter period is acceptable to the Trustee, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section  3.04.  Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. A notice of redemption may not be conditional.




                                 EXHIBIT 4.1-17

Section 3.05.  Deposit of Redemption Price.

         On or prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

Section 3.06.  Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.  Optional Redemption.

         (a) The Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to July 15, 2003. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date (the "Redemption Date"), if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

         Year                                                 Percentage
         ----                                                 ----------
         2003..............................................   ______%
         2004..............................................   ______%
         2005..............................................   ______%

         (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.




                                 EXHIBIT 4.1-18

Section 3.08.  Mandatory Redemption.

         The Company shall not be required to make mandatory redemption payments with respect to the Notes.


                                    ARTICLE 4
                                    COVENANTS

Section 4.01.  Payment of Notes.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.  Maintenance of Office or Agency.

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.




                                 EXHIBIT 4.1-19

         The Company will cause notice of any resignation, termination or appointment of the Trustee or any Paying Agent, transfer agent or conversion agent, and of any change in the office through which any such agent will act, to be provided to Holders of the Notes.

Section  4.03.  Reports.

         Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of
Notes:

               (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and

               (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC's rules and regulations.

In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA Section 314(a).

Section  4.04.  Compliance Certificate.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to



                                 EXHIBIT 4.1-20

Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

        (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05. Taxes.

        The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06. Stay, Extension and Usury Laws.

        The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Corporate Existence.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.



                                 EXHIBIT 4.1-21

Section 4.08.  Offer to Repurchase Upon Change of Control.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Repurchase Price"). Notwithstanding the foregoing, the Company may, at its option, in lieu of paying Repurchase Price in cash, pay the Repurchase Price by issuing shares of Common Stock. The number of shares of Common Stock tendered in payment shall be determined by dividing the Repurchase Price by the value of Common Stock, which for this purpose shall be equal to 95% of the average of the closing sale prices of the Common Stock for the five consecutive Trading Days ending on and including the third Trading Day preceding the Repurchase Date. Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.08 and that all Notes tendered will be accepted for payment; (2) the Repurchase Price and the purchase date, which shall be no later than 45 days from the date such notice is mailed (the "Repurchase Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Repurchase Price, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Repurchase Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Repurchase Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control.

         (b) On the Repurchase Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Repurchase Price in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered payment in an amount equal to the Repurchase Price for the Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly


                                 EXHIBIT 4.1-22
announce the results of the Change of Control Offer on or as soon as practicable after the Repurchase Date.

        (c) Notwithstanding anything to the contrary in this Section 4.08, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 hereof and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.


                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01.  Merger, Consolidation, or Sale of Assets.

        The Company shall not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation; provided, however, that in the event any such transaction that results in the Company being organized and existing under the laws of a jurisdiction other than the laws of the United States, any state thereof or the District of Columbia, such transaction shall be deemed a Change of Control, (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made expressly assumes all the obligations of the Company under the Notes and this Indenture (including, without limitation, the due and punctual payment of the principal of and premium, if any, and interest on the Notes) and has provided for conversion rights as described under Article 11, all pursuant to a supplemental Indenture in a form reasonably satisfactory to the Trustee, (iii) immediately after such transaction, no Default or Event of Default exists and (iv) the Trustee shall have received an Officer's Certificate and Opinion of Counsel stating that the execution of such supplemental Indenture is authorized or permitted by this Indenture.

Section 5.02.  Successor Corporation Substituted.

        Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture




                                 EXHIBIT 4.1-23
with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of
Section 5.01 hereof.


                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

        An "Event of Default" occurs if:

        (a) the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days, whether or not such payment is prohibited by Article 10;

        (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable whether at maturity, upon redemption or pursuant to an offer to repurchase, by acceleration or otherwise, whether or not such payment is prohibited by Article 10;

        (c) the Company fails to comply with its obligation to provide notice of a Change of Control to each Holder pursuant to Section 4.08 hereof;

        (d) the Company fails to observe or perform any other material covenant, representation, warranty or other agreement in this Indenture for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

        (e) the Company or any of its Significant Subsidiaries fails to pay when due the principal of, or acceleration of, any indebtedness for money borrowed in excess of $10 million, individually or in the aggregate, if the Company or Significant Subsidiary has not discharged such indebtedness, or such acceleration is not annulled, within 10 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

        (f) a final judgment or final judgments for the payment of money are entered into by a court or courts of competent jurisdiction against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of such undischarged judgments exceed $5 million;



                                 EXHIBIT 4.1-24

         (g) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                  (i)      commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v)      generally is not paying its debts as they become due;
          or

         (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                  (ii) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                  (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section  6.02.    Acceleration.

         If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or
(h) of Section 6.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in



                                 EXHIBIT 4.1-25
aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03.  Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.   Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.  Control by Majority.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06.  Limitation on Suits.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:



                                 EXHIBIT 4.1-26

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.  Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, neither (a) the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates nor (b) the right of any Holder of a Note to exercise its conversion rights as described under Article 11, or to bring suit for the enforcement of such conversion rights shall be impaired or affected without the consent of such Holder.

Section 6.08.  Proceedings by Trustee.

         In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.09.  Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or



                                 EXHIBIT 4.1-27
deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.   Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.



                                 EXHIBIT 4.1-28

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01.  Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)   Except during the continuance of an Event of Default:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.



                                 EXHIBIT 4.1-29

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.  Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03.  Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.



                                 EXHIBIT 4.1-30

Section 7.04.  Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.  Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.  Reports by Trustee to Holders of the Notes.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.  Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of



                                 EXHIBIT 4.1-31
its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of and of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08.  Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a)   the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a custodian or public officer takes charge of the Trustee or its property; or



                                 EXHIBIT 4.1-32

         (d)   the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).



                                 EXHIBIT 4.1-33

Section 7.11.  Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                    ARTICLE 8
                           SATISFACTION AND DISCHARGE

Section 8.01.  Satisfaction and Discharge of Indenture.

         The Company may terminate its obligations under this Indenture (subject to the provisions of this Article VIII and Section 7.07) when it shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than Notes that shall have been cancelled, lost or stolen and that have been replaced or paid as provided in Article II hereof) and the following conditions shall be satisfied:

         (1)   The Company has paid all sums payable under this Indenture; and

         (2) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent have been complied with as contemplated by this Section 8.01. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 shall survive.

Section 8.02.  Repayment to the Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.



                                 EXHIBIT 4.1-34

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Notes.

         Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

         (a)   to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

         (c) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 hereof;

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  With Consent of Holders of Notes.

         Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or



                                 EXHIBIT 4.1-35
exchange offer for, or purchase of, the Notes). Sections 2.08 and 2.09 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

         (a) change the Stated Maturity of the principal of any Note or any installment of interest thereon;

         (b) reduce the principal amount on any Note or reduce the premium, if any thereon or the rate (or extend the time for payment) of interest thereon;

         (c) change the place where, or currency in which, any Note or any premium, if any, or interest thereon is payable;

         (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

         (e) impair the right to institute suit for the conversion of any Note;

         (f) except as otherwise permitted or contemplated herein, adversely affect the right of Holders to convert such Notes;

         (g) modify the provisions of Article 10 in a manner adverse to the Holders of the Notes;




                                 EXHIBIT 4.1-36

         (h) reduce the above-stated percentage in principal amount of the outstanding Notes required for any amendment, supplemental Indenture or waiver provided for in this Indenture;

         (i) change the obligation of the Company to repurchase any Note upon the occurrence of a Change of Control in a manner adverse to the Holder of the Note;

         (j) waive a Default or Event of Default in the payment of principal of or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); or

         (k) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes, including, without limitation Section
6.04 or 6.07 hereof.

         Section 9.03 Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

         Section 9.04 Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         Section 9.05 Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties,



                                 Exhibit 4.1-37
liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.


                                   ARTICLE 10
                                  SUBORDINATION

Section 10.01 Notes Subordinate To Senior Debt.

         The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Notes and the payment of the principal of (and premium, if any) and interest on, and any payment of the Repurchase Price with respect to, each and all of the Notes are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Debt.

Section 10.02 No Payments in Certain Circumstances; Payment Over of Proceeds
              Upon Dissolution, Etc.

         No payment on account of principal of, premium, if any, or interest on, or redemption or repurchase of, the Notes shall be made if, at the time of such payment: (i) a default in the payment of principal, premium, if any, or interest on any Senior Debt, including any default under any redemption or repurchase obligation, occurs and is continuing (or, in the case of Senior Debt for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Debt), unless and until such default shall have been cured or waived or shall have ceased to exist; or (ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of such Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Representative. Notwithstanding the foregoing, the Company may make, and the Trustee may receive and shall apply, any payment in respect of the Notes (for principal, premium, if any, or interest or repurchase) if such payment was made prior to the occurrence of any of the contingencies specified in clauses (i) and (ii) above.

         If the Trustee receives any Payment Blockage Notice pursuant to clause
(ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 10.02 unless and until at least 365 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.


                                 Exhibit 4.1-38

         The Company may and shall resume payments on and distributions in respect of the Notes (including missed payments, if any) upon the earlier of:
(i) the date upon which the default is cured or waived, or (ii) in the case of a default referred to in clause (ii) of the second preceding paragraph, 179 days after notice is received if the maturity of such Designated Senior Debt has not been accelerated, unless this Article otherwise prohibits the payment or distribution at the time of such payment or distribution.

         Upon (i) any acceleration of the principal amount due on the Notes or
(ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, premium, if any, sinking fund and interest or other amounts due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or payment thereof provided for in cash or Cash Equivalents in accordance with its terms, before any payment is made on account of the principal of, premium, if any, or interest on, or repurchase of, the indebtedness evidenced by the Notes, and upon any such dissolution or winding up or liquidation or reorganization any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Notes or by the Trustee under this Indenture if received by them or it, as the case may be, directly to the holders of Senior Debt (pro rata to each such holder on the basis of the respective amounts of Senior Debt held by such holder) or their representatives, to the extent necessary to pay all Senior Debt in full, in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the Holders of the Notes or to the Trustee under this Indenture.

         In the event that, contrary to the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than junior securities, as defined in Section 10.11), shall be received by the Trustee or the Holders of the Notes before all Senior Debt is paid in full in cash or Cash Equivalents or provision made for such payment, in accordance with its terms, such payment or distribution shall be paid over or delivered to, the holders of such Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt have been issued, as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full in cash or Cash Equivalents in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

         Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders of the Notes (together with the holders of any other indebtedness of the Company which is subordinated in right of payment to the payment in full of all Senior Debt, which is not subordinated in right of payment to the Notes and which by its terms grants such right of subrogation to the holders thereof) shall be subrogated to the rights of the holders of Senior Debt to receive payments or distribution of assets of the Company made on the Senior Debt until the


                                 Exhibit 4.1-39
principal of, premium, if any, and interest on, or amounts payable upon repurchase of, the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of Senior Debt by the Holders of the Notes or the Trustee, shall, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of Notes, be deemed to be a payment by the Company to the holders of or on account of Senior Debt, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Senior Debt, on the other hand.

Section 10.03 Trustee To Effectuate Subordination.

         Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 10.04 No Waiver Of Subordination Provisions.

         No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder of any Senior Debt, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

Section 10.05 Notice To Trustee.

         The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would


                                 Exhibit 4.1-40
prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the holder of Senior Debt or from any trustee, agent or representative therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 10.05 prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

         Subject to the provisions of Section 7.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee, agent or representative therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee, agent or representative therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 10.06 Reliance On Judicial Order Or Certificate Of Liquidating Agent.

         Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 7.01, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

Section 10.07 Trustee Not Fiduciary For Holders Of Senior Debt.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or


                                 Exhibit 4.1-41
otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

Section 10.08 Reliance By Holders Of Senior Debt On Subordination Provisions.

         Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

Section 10.09 Right Of Trustee As Holder Of Senior Debt; Preservation Of Trustee's Rights.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

Section 10.10 Article Applicable To Paying Agents.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 10.10 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 10.11 Certain Conversions And Repurchases Deemed Payment.

         For the purposes of this Article only, (1) the issuance and delivery of junior securities upon conversion of Notes in accordance with Article 11 or upon the repurchase of Notes in accordance with Section 4.08 shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Notes or on account of the purchase or other acquisition of Notes, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal of such Note. For the purposes of this Section 10.11, the term "junior securities" means (a) shares of any stock of any class of the Company and any cash, property or securities into which the Notes are convertible pursuant to Article 11 and


                                 Exhibit 4.1-42

(b) securities of the Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article. Nothing contained in this
Article 10 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Notes, the right, which is absolute and unconditional, of the Holder of any Note to convert such Note in accordance with
Article 11 or to repurchase such Note for Common Stock in accordance with
Section 4.08 if the Company elects to satisfy the obligations under Section 4.08 by the delivery of Common Stock.


                                   ARTICLE 11
                               CONVERSION OF NOTES

Section 11.01. Conversion Rights

         The Holder of any Note will have the right, at the Holder's option, to convert any portion of the principal amount of a Note that is an integral multiple of $1,000 into shares of Common Stock, unless previously redeemed or repurchased, at a conversion rate equal to _______ shares per $1,000 principal amount of Notes (the "Conversion Rate") subject to adjustment as described below. The right to convert a Note called for redemption or delivered for repurchase will terminate at the close of business on the Redemption Date or Repurchase Date for such Note, unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be.

Section 11.02. Exercise of Conversion Right.

         The right of conversion attaching to any Note may be exercised by the Holder by delivering the Note, duly endorsed, at the office or agency of the Company in the Borough of Manhattan, the City of New York, at any other office or agency of the Company maintained for such purpose and at the office or agency of any additional conversion agent appointed by the Company, accompanied by a duly signed and completed notice of conversion, a copy of which may be obtained from the Trustee and any conversion agent. The conversion date shall be the date on which the Note and the duly signed and completed notice of conversion are so delivered. As promptly as practicable on or after the conversion date, the Company shall issue and deliver to the Trustee a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share or, at the Company's option, rounded up to the next whole number of shares; such certificate shall be sent by the Trustee to the Conversion Agent for delivery to the Holder. Such shares of Common Stock issuable upon conversion of the Notes, in accordance with the provisions of the Indenture, shall be fully paid and nonassessable and will also rank pari passu with the other shares of Common Stock outstanding from time to time.

         In order to exercise the conversion privilege with respect to any interest in a Note in global form, the beneficial Holder must complete the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, deliver by book-entry delivery an


                                 Exhibit 4.1-43
interest in such Note in global form, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Paying Agent, and pay the funds, if any, required by this Section 11.02 and any transfer taxes if required pursuant to Section 11.06.

         As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), the Company shall issue and shall deliver to such Holder at the office or agency maintained by the Company for such purpose pursuant to Section 4.02, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Article and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 11.03. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Note so surrendered, without charge to him, a Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

         Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 11.02 have been satisfied as to such Note (or portion thereof), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the Holder of record of the shares represented thereby, provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record Holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Note shall be surrendered.

         Any Note or portion thereof, not called for redemption, which is surrendered for conversion during the period from the close of business on the record date for any Interest Payment Date to the close of business on the Business Day next preceding the following Interest Payment Date shall be accompanied by payment, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date on the principal amount being converted, provided, however, that no such payment will be required if such Notes or portion thereof being converted have been called for redemption and, as a result, the right to convert such Notes or portion thereof would terminate during the period between the record date for such Interest Payment Date, and the close of business on the Business Day preceding the next succeeding Interest Payment Date; and, provided, further, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes. No other adjustment shall be made for interest accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article.


                                 Exhibit 4.1-44

         Upon the conversion of an interest in a Note in global form, the Trustee, or the Payment Agent at the direction of the Trustee, shall make a notation on such Note in global form as to the reduction in the principal amount represented thereby as a result of such conversion.

Section 11.03. Fractional Interests.

         No fractional shares shall be issued upon conversion. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes so surrendered. If any fraction of a share of Common Stock would, except for the foregoing provision of this Section 11.03, be issuable on the conversion of any Note or Notes, the Company shall make payment in lieu thereof in an amount of cash equal to the value of such fraction computed on the basis of the last sale price of the Common Stock as reported on the Nasdaq NMS (or if not listed for trading thereon, then on the principal national securities exchange or the principal automated quotation system on which the Common Stock is listed or admitted to trading) for the Trading Day immediately preceding the Conversion Date (any such last sale price being hereinafter referred to as the "Last Sale Price"). If on such Trading Day the Common Stock is not quoted by any such organization, the fair value of such Common Stock on such day, as reasonably determined in good faith by the Board of Directors of the Company, shall be used. In lieu of the foregoing, the Company may, at its option, round up to the next whole number of shares and issue such shares upon conversion.

Section 11.04. Conversion Price.

         The conversion price per share of Common Stock issuable upon conversion of the Notes (as such price may be adjusted, herein called the "Conversion Price") shall initially be $____ (which reflects a Conversion Rate of ______ shares per $1,000 principal amount of Notes).

Section 11.05. Adjustment of Conversion Rate.

         The Conversion Rate shall be subject to adjustment from time to time as follows:

         (a) In case the Company shall make or pay a dividend (or other distribution) payable in Common Stock on shares of Common Stock of the Company, the Conversion Price in effect immediately following the record date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such date and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution. An adjustment made pursuant to this subsection (a) shall become effective immediately, except as provided in subsection (i) and (j) below, after such record date. For purposes of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution of shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 11.05(a) is declared but not so paid

                                 Exhibit 4.1-45
or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared;

         (b) In case the Company shall issue to all or substantially all holders of Common Stock rights, options or warrants entitling them to subscribe for or purchase Common Stock at less than the then Current Market Price per share of the Common Stock (as defined in subsection (g) below) as of the record date for holders entitled to receive such rights, options or warrants, the Conversion Price in effect immediately following such record date shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which:

                  (i) the numerator shall be (A) the number of shares of Common Stock outstanding on such record date plus (B) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at the Current Market Price (determined by multiplying such total number of shares by the exercise price of such rights, options or warrants and dividing the product so obtained by such Current Market Price), and

                  (ii) the denominator shall be (A) the number of shares of Common Stock outstanding on such record date plus (B) the number of additional shares of Common Stock which are so offered for subscription or purchase.

         Such adjustment shall become effective immediately, except as provided in subsection (i) and (j) below, after the record date for the determination of holders entitled to receive such rights, options or warrants; provided, however, that if any such rights, options or warrants issued by the Company as described in this subsection (b) are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted as provided in this subsection (b) until such triggering events occur. In determining whether any rights, options or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors. For purposes of this paragraph
(b), the number of shares outstanding shall not include shares held in the treasury of the Company. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company. Upon the expiration or termination of any rights, options or warrants without the exercise of such rights, options or warrants, the Conversion Price then in effect shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such rights, options or warrants, to the extent outstanding immediately prior to such expiration or termination, never been issued;

         (c) In case the Company shall (1) subdivide its outstanding shares of Common Stock into a greater number of shares or (2) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately following the effectiveness of such action shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding


                                 Exhibit 4.1-46
immediately prior to such subdivision or combination and the denominator shall be the number of shares outstanding immediately after giving effect to such subdivision or combination. An adjustment made pursuant to this subsection (c) shall become effective immediately, except as provided in subsection (i) and (j) below, after the effective date of a subdivision or combination;

         (d) In case the Company or any Subsidiary of the Company shall distribute to all or substantially all holders of Common Stock, any of its assets, evidences of indebtedness, cash or securities (other than (x) dividends or distributions exclusively in cash, (y) any dividend or distribution for which an adjustment is required to be made in accordance with subsection (a) or (b) above and in mergers and consolidations to which Section 11.07 applies, or (z) any distribution of rights or warrants subject to subsection (1) below) then in each such case the Conversion Price in effect immediately following the record date fixed for the determination of the shareholders entitled to such distribution shall be adjusted so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the then Current Market Price per share of the Common Stock on such record date less the then fair market value (as reasonably determined in good faith by the Board of Directors of the Company) of the portion of the assets, evidences of indebtedness, cash or securities so distributed applicable to one share of Common Stock, and of which the denominator shall be such Current Market Price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (i) and (j) below, after the record date for the determination of shareholders entitled to receive such distribution;

         (e) In case the Company or any Subsidiary of the Company shall, by dividend or otherwise, make any distribution consisting exclusively of cash (excluding any cash portion of distributions referred to in (d) above, or cash distributed upon a merger or consolidation to which Section 11.07 applies) to all holders of Common Stock in an aggregate amount that, combined together with
(i) other such all-cash distributions made within the preceding 12 months in respect of which no adjustment has been made and (ii) any cash and the fair market value of other consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for Common Stock concluded within the twelve months preceding the date of distribution in respect of which no adjustment has been made, exceeds 10% of the Company's market capitalization (being the product of the then Current Market Price of the Common Stock and the number of shares of Common Stock then outstanding) on the record date for such distribution, in each such case the Conversion Price immediately following such record date shall be adjusted so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the close of business on such record date by a fraction of which the numerator shall be the then Current Market Price per share of the Common Stock on such record date less the amount of the cash and/or fair market value (as reasonably determined in good faith by the Board of Directors of the Company) of other consideration so distributed applicable to one share of Common Stock, and of which the denominator shall be such Current Market Price per share of the Common Stock; provided, however, that, if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted such Note immediately prior to such record date. If such dividend or distribution is not so paid or made, the Conversion Price



                                 Exhibit 4.1-47
shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Such adjustment shall become effective immediately, except as provided in subsection (i) and (j) below, after the record date for the determination of shareholders entitled to receive such distribution; and

         (f) In case the Company or any Subsidiary of the Company shall complete a tender or exchange offer for all or any portion of the Common Stock (any such tender or exchange offer being referred to as an "Offer"), to the extent that the cash and value of any other consideration included in such payment per share of Common Stock exceeds the Current Market Price as of the expiration of the Offer (the "Expiration Time"), the aggregate amount of which, together with (i) any cash and other consideration in excess of the then Current Market Price paid in a tender offer by the Company or any of its Subsidiaries for Common Stock expiring within the 12 months preceding the expiration of such Offer in respect of which no adjustment has been made and (ii) the aggregate amount of any such all-cash distributions referred to in (e) above to all holders of Common Stock within the 12 months preceding the expiration of such tender offer in respect of which no adjustments have been made, exceeds 10% of the Company's market capitalization (being the product of the then Current Market Price of the Common Stock and the number of shares of Common Stock then outstanding) on the expiration of such Offer, the Conversion Price in effect immediately following such Expiration Time shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be (i) the product of the then Current Market Price per share of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time minus (ii) the fair market value of the aggregate consideration so in excess of such 10% and payable to shareholders based on the acceptance (up to any maximum specified in the terms of the Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted being referred to as the "Purchased Shares") and the denominator shall be the product of (i) such current market price per share on the Expiration Time times (ii) such number of outstanding shares on the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 11.05(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this
Section 11.05(f).

         For purposes of this subsection (f), the fair market value of any consideration with respect to an Offer shall be reasonably determined in good faith by the Board of Directors of the Company and described in a board resolution.

         (g)      For the purpose of any computation under subsections (b), (d),
(e) and (f) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Prices of a share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question and the date before the "'ex' date," with respect to the issuance, distribution or Offer requiring such computation (the "Current Market Price"). If on such Trading Day the Common Stock is not quoted by any organization referred to in the


                                 Exhibit 4.1-48
definition of the Last Sale Price in Section 11.03 hereof, the fair value of the Common Stock on such day, as reasonably determined in good faith by the Board of Directors of the Company, shall be the Current Market Price. For purposes of the definition of Current Market Price, the term "'ex' date", when used with respect to any issuance, distribution or payments with respect to an Offer, means the first date on which the Common Stock trades in a regular way on the New York Stock Exchange (or if not listed or admitted to trading thereon, then on the principal national securities exchange or automated quotation system if the Common Stock is listed or admitted to trading thereon) without the right to receive such issuance, distribution or Offer.

         (h)      In addition to the foregoing adjustments in subsections (a),
(b), (c), (d), (e) and (f) above, the Company, from time to time and to the extent permitted by law, may reduce the Conversion Price by any amount for at least 20 Business Days, if the Board of Directors has made a determination, which determination shall be conclusive, that such reduction would be in the best interests of the Company. The Company shall cause notice of such reduction to be mailed to each Holder of Notes, in the manner specified in Section 12.02, at least 15 days prior to the date on which such reduction commences. The Company may, at its option, also make such reductions in the Conversion Price in addition to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of shares of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for United States federal income tax purposes.

         (i) In any case in which this Section 11.05 shall require that an adjustment be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Note converted after such record date and on and before such adjustment shall have become effective (i) defer paying any Cash payment pursuant to Section 11.03 hereof or issuing to the Holder of such Note the number of shares of Common Stock and other capital stock of the Company (or other assets or securities) issuable upon such conversion in excess of the number of shares of Common Stock and other Capital Stock of the Company issuable thereupon only on the basis of the Conversion Price prior to adjustment, and (ii) not later than five Business Days after such adjustment shall have become effective, pay to such Holder the appropriate Cash payment pursuant to Section 11.03 hereof and issue to such Holder the additional shares of Common Stock and other Capital Stock of the Company issuable on such conversion.

         (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Price; provided, that any adjustments which by reason of this subsection (j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 11 shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

         (k) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly (i) file with the Trustee and each conversion agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of


                                 Exhibit 4.1-49
such adjustment, and (ii) mail or cause to be mailed a notice of such adjustment to each holder of Notes at his address as the same appears on the registry books of the Company.

         (l) In the event that the Company distributes rights or warrants (other than those referred to in subsection (b) above) pro rata to holders of Common Stock, so long as any such rights or warrants have not expired or been redeemed by the Company, the Company shall make proper provision so that the Holder of any Note surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which the principal amount of such Note so converted was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

Section 11.06. Taxes on Conversion.

         A Holder delivering a Note for conversion shall not be required to pay any taxes or duties in respect of the issue or delivery of Common Stock on conversion. However, the Company shall not be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the Common Stock in a name other than that of the Holder of the Note. Certificates representing shares of Common Stock will not be issued or delivered unless the person requesting such issue has paid to the Company the amount of any such tax or duty or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 11.07. Continuation of Conversion Privilege.

         If any of the following shall occur, namely: (a) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),
(b) any consolidation or merger of the Company with or into any other Person, or the merger of any other Person with or into the Company (other than a merger which does not result in any reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock) or (c) any sale, transfer or conveyance of all or substantially all of the assets of the Company (computed on a consolidated basis), then the Company, or such successor or purchasing entity, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental Indenture providing that the Holder of each Note then outstanding shall have the right to convert such Note only into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares


                                 Exhibit 4.1-50
of Common Stock issuable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance assuming such holder of Common Stock of the Company failed to exercise his rights of an election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance (provided that if the kind or amount of securities, cash, and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance is not the same for each share of Common Stock of the Company held immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 11.07 the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental Indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 11. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and property (including cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental Indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 11.07 shall similarly apply to successive consolidations, mergers, sales or conveyances.

         Notice of the execution of each such supplemental Indenture shall be mailed to each Holder of Notes at his address as the same appears on the registry books of the Company.

         Neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental Indenture relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, sale or conveyance or to any adjustment to be made with respect thereto, but, subject to the provisions of Article VII hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental Indenture) with respect thereto.

Section 11.08. Notice of Certain Events.

         In case:

         (a) the Company shall declare a dividend (or any other distribution) payable to the holders of Common Stock that would require an adjustment in the Conversion Price pursuant to Section 11.05;


                                 Exhibit 4.1-51

         (b) the Company shall authorize the granting to the holders of Common Stock of rights, warrants or options to subscribe for or purchase any shares of stock of any class or of any other rights;

         (c) the Company shall authorize any reclassification or change of the Common Stock (including a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale or conveyance of all or substantially all the property or business of the Company;

         (d) there shall be proposed any voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (e) the Company or any of its Subsidiaries shall commence an Offer;

then, the Company shall cause to be filed at the office or agency maintained for the purpose of conversion of the Notes as provided in Section 11.02 hereof, and shall cause to be mailed to each Holder of Notes, at his address as it shall appear on the registry books of the Company, at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which
(1) a record is expected to be taken for the purpose of such dividend, distribution, rights, warrants or options or Offer, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options or to participate in such Offer are to be determined, or (2) such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

Section 11.09. Company to Provide Stock.

         The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of the Notes from time to time as such Notes are presented for conversion, provided, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Notes by delivery of repurchased shares of Common Stock which are held in the treasury of the Company.

         If any shares of Common Stock to be reserved for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible use all reasonable efforts to secure such registration or approval, as the case may be, provided, however, that nothing in this Section 11.09 shall be deemed to limit in any way the obligations of the Company provided in this Article 11.


                                 Exhibit 4.1-52

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

         The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non assessable by the Company and free of preemptive rights.

         The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration.

         The Company further covenants that so long as the Common Stock shall be listed or quoted on the New York Stock Exchange, the Nasdaq NMS, or any other national securities exchange the Company will, if permitted by the rules of such exchange, list and keep listed so long as the Common Stock shall be so listed on such market or exchange, all Common Stock issuable upon conversion of the Notes.

Section 11.10. Disclaimer of Responsibility for Certain Matters.

         Neither the Trustee nor any agent of the Trustee shall at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the Officers' Certificate referred to in Section 12.05 hereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental Indenture provided to be employed, in making the same. Neither the Trustee nor any agent of the Trustee shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property (including cash), which may at any time be issued or delivered upon the conversion of any Note; and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any agent of the Trustee shall be responsible for any failure of the Company to issue, register the transfer of or deliver any shares of Common Stock or stock certificates or other securities or property (including cash) upon the surrender of any Note for the purpose of conversion or, subject to Article VII hereof, to comply with any of the covenants of the Company contained in this Article 11.

Section 11.11. Return of Funds Deposited for Redemption of Converted Notes.

         Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of and interest on any of the Notes and which shall not be required for such purposes because of the conversion


                                 Exhibit 4.1-53
of such Notes, as provided in this Article 11, shall after such conversion be repaid to the Company by the Trustee or such other Paying Agent.


                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 12.02. Notices.

         Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company:

         Stockwalk.com Group, Inc.
         5500 Wayzata Boulevard
         Minneapolis, Minnesota  55416
         Telecopier No.:____________________
         Attention: ________________________

         With a copy to:

         Maun & Simon, PLC
         2000 Midwest Plaza Building West
         801 Nicollet Mall
         Minneapolis, Minnesota 55402
         Telecopier No.:  (612) ________
         Attention:  Albert A. Woodward

         If to the Trustee:

         Firstar Bank, N.A.
         101 East Fifth Street
         Corporate Trust Department
         St. Paul, Minnesota 55101
         Telecopier No.:  (612) 229-6415
         Attention:  Frank P. Leslie, III



                                 Exhibit 4.1-54

         The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03. Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.


                                 Exhibit 4.1-55

Section 12.05. Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06. Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees and
               Stockholders.

         No past, present or future director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08. Governing Law.

         THE INTERNAL LAW OF THE STATE OF MINNESOTA SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09. No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                                 Exhibit 4.1-56

Section 12.10. Successors.

         All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11. Severability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12. Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13. Table of Contents, Headings, etc.

         The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]


                                 Exhibit 4.1-57

                                   SIGNATURES


Dated as of       , 2000                    STOCKWALK.COM GROUP, INC.
           -------


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                 -------------------------------
Attest:


Name:
     --------------------------------
Title:
      -------------------------------


                                            FIRSTAR BANK, N.A.



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------
Attest:


-------------------------------------
Authorized Signatory

Date:
     --------------------------------



                                 Exhibit 4.1-58

                                                                       EXHIBIT A


                                 [Face of Note]

===============================================================================

                                                         CUSIP/CINS------------

                 -----% Convertible Subordinated Notes due 2005

No.                                                                 $  ,000,000
    -----                                                            --
                            STOCKWALK.COM GROUP, INC.
promises to pay to
                  -------------------------------------------------------------
or registered assigns,

the principal sum of
                    -----------------------------------------------------------
Dollars on              , 200  .
           -------------     --
Interest Payment Dates:               and
                         ------------     ------------
Record Dates:               and
               ------------     ------------
Dated:                ,
       ---------------  ----
                                   STOCKWALK.COM GROUP, INC.


                                   By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                   By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------
                                                          (SEAL)

                                                                       EXHIBIT A

This is one of the
Notes referred to
in the within-mentioned
Indenture:

Firstar Bank, N.A.
  as Trustee


By:
     ----------------------------------
      Authorized Signatory

                                                                       EXHIBIT A


                                 [BACK OF NOTE]
                 _____% CONVERTIBLE SUBORDINATED NOTES DUE 2005

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. Interest. Stockwalk.com Group, Inc., a Minnesota corporation (the "Company"), promises to pay interest on the principal amount of this Note at _____% per annum from ________________, 200__ until maturity. The Company will pay interest semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 2001. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. Paying Agent and Registrar. Initially, Firstar Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                                                                       EXHIBIT A



     4. Indenture. The Company issued the Notes under an Indenture dated as of ____________, 2000 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $34.5 million in aggregate principal amount.

     5.Conversion. Subject to the terms of the Indenture, the Holder of any Note will have the right, at the Holder's option, to convert any portion of the principal amount of a Note that is an integral multiple of $1,000 into shares of Common Stock, unless previously redeemed or repurchased, at a conversion rate equal to _______ shares per $1,000 principal amount of Notes (the "Conversion Rate") subject to adjustment as described in the Indenture. The right to convert a Note called for redemption or delivered for repurchase will terminate at the close of business on the Redemption Date or Repurchase Date for such Note, unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be.

     6. Subordination. The Notes are subordinated to Senior Debt. To the extent provided in the Indenture, Senior Debt must be paid before the Notes are paid. The Company agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions, and each Holder appoints the Trustee its attorney-in-fact for any and all such purposes.

     7. Optional Redemption. The Company shall not have the option to redeem the Notes prior to July 15, 2003. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

        Year                                                         Percentage
        ----                                                         ----------
        2003....................................................             %
                                                                       ------
        2004....................................................             %
                                                                       ------
        2005....................................................             %
                                                                       ------

     8. Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

     9. Repurchase at Option of Holder. If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Repurchase Price"). Notwithstanding the foregoing and subject to the terms of the Indenture, the Company may, at its option, in lieu of paying the Repurchase Price in cash, pay the Repurchase Price by issuing shares of Common Stock. Within 30 days

                                                                       EXHIBIT A


following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     10. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

     11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     12. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     13. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     14. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply with
Section 4.08 of the Indenture; (iv) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with certain other agreements in the Indenture, the Notes; (v) default under certain other agreements relating to indebtedness of the

                                                                       EXHIBIT A


Company which default results in the acceleration of such indebtedness prior to its express maturity; or (vi) certain events of bankruptcy or insolvency with respect to the Company or any of its Material Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     15. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     16. No Recourse Against Others. A director, officer, employee, incorporator or shareholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                                                                       EXHIBIT A


     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Stockwalk.com Group, Inc.
5500 Wayzata Boulevard
Minneapolis, Minnesota  55416
Attention:  ______________

                                                                       EXHIBIT A


                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

                                                  (Insert assignee's legal name)

                  (Insert assignee's soc. sec. or tax I.D. no.)






              (Print or type assignee's name, address and zip code)

and irrevocably appoint --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                                         Your Signature:
     ----------------------------------

                                              ----------------------------------
                                              (Sign exactly as your name appears
                                              on the face of this Note)


Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                                       EXHIBIT A


                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.08 of the Indenture, check the box below:

                                                         [ ]

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:

                                $---------------


Date:                                      Your Signature:
     -----------------------------

                                           ------------------------------------
                                           (Sign exactly as your name appears
                                            on the face of this Note)

                                            Tax Identification No.:
                                                                   ------------
Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                                       EXHIBIT A

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:



                       Amount of             Amount of         Principal Amount
                      decrease in           increase in        [at maturity] of      Signature of
                       Principal             Principal         this Global Note       authorized
                        Amount                Amount            following such        officer of
                    [at maturity] of      [at maturity] of         decrease         Trustee or Note
     Date of        this Global Note      this Global Note      (or increase)          Custodian
    Exchange      -------------------   -------------------  -------------------  -------------------
---------------











* This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT A

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:



                       Amount of             Amount of         Principal Amount
                      decrease in           increase in        [at maturity] of      Signature of
                       Principal             Principal         this Global Note       authorized
                        Amount                Amount            following such        officer of
                    [at maturity] of      [at maturity] of         decrease         Trustee or Note
     Date of        this Global Note      this Global Note      (or increase)          Custodian
    Exchange      -------------------   -------------------  -------------------  -------------------
---------------











* This schedule should be included only if the Note is issued in global form.


                                      A-10